Exhibit 99.1

SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release (the “Agreement”) is made and entered into effective as of the date of the last signature to this Agreement (the “Effective Date”), by and among Puma Biotechnology, Inc. (“Puma”) and Fredric N. Eshelman (“Eshelman”), each individually a “Party” and collectively the “Parties.”

RECITALS

WHEREAS, on February 2, 2016, Eshelman filed a lawsuit captioned Eshelman v. Puma Biotechnology, Inc., Case No. 7:16-cv-00018-D (E.D.N.C.) (the “Lawsuit”);

WHEREAS, the Lawsuit originally asserted claims for libel per se and libel per quod against Puma based on an Investor Presentation filed with the U.S. Securities and Exchange Commission on January 7, 2016;

WHEREAS, on September 28, 2018, the Court held that two of Puma’s statements were defamatory per se;

WHEREAS, on March 15, 2019, a jury returned a verdict finding that Puma’s defamatory statements about Eshelman were false, and returned a verdict for $15,850,000 in compensatory damages and $6,500,000 in punitive damages (the “Jury Verdict”);

WHEREAS, on March 25, 2019, judgment was entered;

WHEREAS, on June 23, 2021, the Fourth Circuit affirmed the liability verdict but vacated the compensatory and punitive damages awards, and remanded the case to the District Court for a new trial;

WHEREAS, on October 18, 2021, Eshelman filed a petition for writ of certiorari to the U.S. Supreme Court, which was placed on the docket on October 20, 2021;

WHEREAS, on December 13, 2021, the U.S. Supreme Court denied Eshelman’s petition;

WHEREAS, the issue of damages remained in dispute in the Lawsuit and was set for trial beginning November 7, 2022;

WHEREAS, without conceding the merit or lack of merit of any claim or defense, the Parties wish to settle, compromise, and finally resolve all matters, disputes, and claims that may exist between Eshelman on the one hand and Puma on the other hand, that were or could have been asserted in the Lawsuit by Eshelman, including the Released Claims described herein.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.     Effective Date. As used in this Agreement, the “Effective Date” shall mean the date as of which the Agreement is fully executed.

2.     Settlement Amount. In consideration for the release and dismissal of the Released Claims against Puma and its Related Parties, Puma shall pay or cause to be paid to Eshelman the sum of $8,000,000 on or before January 31, 2023, and the additional sum of $8,000,000 on or before November 1, 2024.

3.     Dismissal of the Lawsuit. Within three (3) business days after the Effective Date, counsel for Eshelman shall file a Notice of Settlement and Stipulation of Dismissal with Prejudice. Each Party shall take such further actions as may be necessary to obtain immediate dismissal of the Lawsuit with prejudice, with each side to bear its own fees, costs and disbursements.

4.     Termination and Enforcement.

(a)    Puma, at its election, may terminate or enforce this Agreement in the event that the Notice of Settlement and Stipulation of Dismissal is not filed within three (3) business days after the Effective Date.

(b)    Eshelman, at his election, may terminate or enforce this Agreement in the event that Puma fails to make each timely payment in the full amount due, in accordance with Section 2 above.

(c)    In the event of termination by Puma or Eshelman pursuant to the foregoing Sections 4(a) or 4(b): (i) the Settlement will become null and void and without force or effect on the Parties; (ii) the Parties shall be restored to their respective positions in the Lawsuit as of the Effective Date; and (iii) Eshelman shall return to Puma the Settlement Amount or any portion thereof that has already been paid within five (5) business days after any such termination.

5.     Release, Waiver of Claims, and Covenant Not to Sue.

(a)    Each Party, for itself and its past, present and future principals, officers, directors, shareholders, interest holders, managers, members, employees, partners, licensees, distributors, subsidiaries, insurers, joint venturers, agents, and other authorized representatives of each Party and its affiliates, and the predecessors, heirs, successors, executors, trustees, and assigns of any of the foregoing and all persons acting by, through, under, or in concert with them (their “Related Parties”), hereby releases and forever discharges the other Party and their Related Parties of and from all charges, complaints, claims, grievances, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts, penalties, fees, expenses, obligations, or liabilities (including, without limitation, past or present actual, consequential, exemplary, or punitive damages) of any kind and nature whatsoever, known or unknown, whether in law, equity, or otherwise related to the claims asserted in the Lawsuit, including but not limited to libel per se, libel per quod, and defamation in connection with the statements contained in the January 7, 2016 Investor Presentation, and all claims arising from or related to facts and circumstances related to the Lawsuit including, but not limited to, all claims that were or could have been brought in the Lawsuit (together the “Released Claims”). Notwithstanding any language to the contrary in this Agreement, it is expressly understood and agreed that nothing herein shall release Puma’s claims against Hedrick Gardner Kincheloe & Garofalo, L.L.P. and David L. Levy for legal malpractice as set forth in the Complaint filed in Case No. 20 CVS 124556 filed in the Superior Court of Mecklenburg County, North Carolina.

(b)    Because the releases in this Agreement specifically cover known and unknown claims, the Parties, for themselves and their Related Parties, expressly waive their rights under Section 1542 of the California Civil Code, which provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY,”

and similar laws of other states or nations.

(c)    Except to the extent necessary to enforce the terms of this Agreement, each Party, for itself and its Related Parties, hereby waives any right to, and covenants not to, directly or indirectly assert any claim, or commence or institute or cause to be commenced or instituted, any suit, action, or proceeding of any kind against the other Party or its Related Parties for any and all acts occurring prior to the Effective Date and related to the Released Claims.

6.    No Admission of Liability. The Parties acknowledge that the terms of this Agreement were agreed upon as a compromise and final settlement of the Released Claims and that the mutual consideration described in this Agreement is not, and may not be construed as, an admission of liability by any Party that any Party engaged in any wrongful, tortious, or unlawful activity, and the Parties specifically disclaim and deny any monetary liability to each other and that they engaged in any wrongful, tortious, or unlawful activity. The Parties are entering into this Agreement to eliminate the burden, expense, distraction, and uncertainties of further litigation.

7.    Costs and Attorneys’ Fees. The Parties shall each be responsible for their own attorneys’ fees, costs, and expenses incurred by them in connection with the Released Claims and the Lawsuit, including the preparation, negotiation, and drafting of this Agreement, and waive any and all claims against any other Party for the recovery of the same.

8.    Taxes. The Parties shall be solely responsible for, and are legally bound to make payment of, any taxes determined to be due and owing (including penalties and interest related thereto) by them to any federal, state, local, or regional taxing authority as a result of the Agreement or the payments made and transactions consummated under this Agreement. The Parties understand that the other Party has not made, and does not rely upon, any representations regarding the tax treatment of the sums paid pursuant to this Agreement.

9.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (including in respect of the statute of limitations or other limitations period applicable to any claim, controversy, or dispute hereunder), without giving effect to principles of conflicts of laws that would require application of the laws of any other jurisdiction.

10.   Jurisdiction. The Parties agree that any proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the Eastern District of North Carolina and marked related to the Lawsuit, and each of the Parties hereby irrevocably consents to the jurisdiction of such Court (and of the appropriate appellate courts therefrom) in any such proceeding.

11.   Communications. The Parties agree that, in communications with persons or entities other than each other, each Party will not criticize or disparage in any way the other Party with respect to matters relating to, alleged in, or arising from the Lawsuit, or the fact of, and terms of, this Agreement. Each Party acknowledges that any violation of this Section 11 may cause irreparable injury to the other Party for which monetary damages are inadequate and difficult to compute. Accordingly, each Party agrees that its obligations under this Section may be enforced by specific performance and that breaches or prospective breaches of this Section may be enjoined. For the avoidance of doubt, nothing in this Section shall be construed as prohibiting or placing restrictions on the public disclosure of the fact of, or terms of, the Agreement as required by law. For further avoidance of doubt, nothing in this Agreement shall preclude either Party or their Related Parties from making truthful statements as may be necessary in connection with any legal, regulatory, and/or administrative proceeding. Within four (4) business days of Eshelman filing the Stipulation of Voluntary Dismissal With Prejudice, Puma shall file a current report on Form 8-K with the U.S. Securities and Exchange Commission containing the following statement:

In 2016, Dr. Fredric N. Eshelman filed a defamation lawsuit against Puma Biotechnology, Inc. (the “Company”) in the Eastern District of North Carolina (Case No. 7:16-cv-00018-D). After the Court found that the Company’s statements about Dr. Eshelman were defamatory per se, on March 15, 2019, a jury found that the Company’s defamatory statements were false and had been made with actual malice, and awarded Dr. Eshelman $15.9 million in compensatory damages and $6.5 million in punitive damages. On June 23, 2021, the United States Court of Appeals for the Fourth Circuit affirmed the liability verdict but found the jury’s damages award to be excessive and vacated the damages award. Pursuant to a settlement agreement, Dr. Eshelman filed a Notice of Settlement and Stipulation of Voluntary Dismissal with Prejudice on November 7, 2022, and the Company has agreed to pay Dr. Eshelman $16 million. The settlement amount will be paid in two separate payments. The first payment of $8 million will be paid on or before January 31, 2023, and the second payment of $8 million will be paid on or before November 1, 2024. In addition, the settlement agreement provides that each party releases and discharges the other party from any and all claims related to the settled matter.

12.    Duty of Cooperation. Each Party covenants to take, and to cause its Related Parties to take, all such actions and to execute all such documents as may be reasonable and necessary or desirable to implement the provisions of this Agreement fully and effectively.

13.    Representations. The Parties each represent that: (a) this Agreement is freely and voluntarily entered into, and that each of the Parties has had an opportunity to consult with counsel with respect to the advisability of entering into this Agreement; (b) no promise, inducement, or agreement not contained in this Agreement has been made on any subject in connection with this Agreement; (c) each Party has made such investigation of the facts pertaining to this Agreement and of all the matters pertaining thereto as it deems necessary; (d) each Party’s signatory to this Agreement is fully authorized to execute this Agreement on its behalf; (e) each Party has all necessary power and authority to enter into the releases contained herein; (f) no claim or cause of action that is herein released has been sold, assigned, or transferred; and (g) the Parties jointly participated in the drafting of this Agreement with the assistance of counsel, with the result that any ambiguity contained herein shall not be interpreted or construed against any other Party as the drafter thereof.

14.    Notices. Any and all notices, demands, or requests required or permitted to be given under this Agreement shall be given in writing and sent by registered or certified mail, return receipt requested, or by hand or overnight delivery, with a copy sent via email, or by electronic mail, solely if receipt is confirmed, to the addresses below.

If to Puma:

Puma Biotechnology, Inc.

10880 Wilshire Boulevard, Suite 2150

Los Angeles, California 90024

Attn: Alan Auerbach, CEO

Email: ahauerbach@pumabiotechnology.com

With a copy to:

Latham & Watkins LLP

555 Eleventh Street, NW, Suite 1000

Washington, D.C., 20004

Attn: Andrew B. Clubok

         Michele D. Johnson

         Colleen C. Smith

Email: andrew.clubok@lw.com

            michele.johnson@lw.com

            colleen.smith@lw.com

If to Fredric Eshelman:

Eshelman Ventures

c/o Nan Howard

319 N. 3rd Street

Suite 301

Wilmington, NC 28401

nan@eshelmanventures.com

With a copy to:

Clare Locke LLP

10 Prince Street

Alexandria, VA 22314

Attn: Megan L. Meier

Daniel P. Watkins

Email: megan@clarelocke.com

Email: daniel@clarelocke.com

15.    Severability. The Parties believe that this Agreement does not contain any provision contrary to law. However, if any part of this Agreement shall be determined to be illegal, invalid, or unenforceable: (a) that part shall nevertheless be enforced to the extent permissible in order to effect the intent of the Parties; and (b) the remaining parts shall be deemed valid and enforceable, so long as the remaining parts continue to fulfill the original intent of the Parties.

16.   Waiver. No delay or failure by any Party to exercise its rights under this Agreement shall be construed to be a waiver thereof, unless memorialized by written instrument signed by the Parties. The agreed waiver of any covenant, condition, or agreement to be performed under this Agreement shall not be construed to be a continuing waiver of the same covenant, condition, or agreement or the waiver of a different covenant, condition, or agreement. Furthermore, the agreed waiver of any breach of this Agreement shall not be considered to be the agreed waiver of a different or subsequent breach.

17.    Entire Agreement; Amendment. Except as explicitly noted herein, this Agreement constitutes the entire agreement between the Parties and supersedes any and all prior or contemporaneous agreements, promises, representations, or understandings, written or oral, between them relating to the subject matter of this Agreement. No agreements, promises, representations, or understandings shall be binding upon the Parties with respect to this subject matter unless contained in this Agreement, or separately agreed to in writing and signed by an authorized representative of each of the Parties. No amendment, modification, or addition to this Agreement shall be valid unless it is in a writing executed by the Parties.

18.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

19.    Headings. The section headings appearing in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and will not be deemed to give substantive meaning or significance to the terms of this Agreement or limit, characterize, or in any way affect any provision of this Agreement, and all provisions of this Agreement will be enforced and construed as if no heading had been used in this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, and intending to be legally bound, each of the Parties hereto through their duly authorized representatives has executed this Settlement Agreement:

On behalf of Puma Biotechnology, Inc.:	By:/s/ Alan H. Auerbach________________ Name: Alan H. Auerbach Title: Chief Executive Officer Date: November 5, 2022
By:/s/ Fredric N. Eshelman______________ Name: Fredric N. Eshelman Date: November 5, 2022